Exhibit 99.1
EnerSys Refines Plans for Defense‑Focused Lithium Cell Manufacturing Facility with DOE Support
Purpose‑Built U.S. Facility to Strengthen Secure, Resilient Domestic Supply Chain for Defense‑Critical Applications
READING, Pa., July 23, 2026 — (BUSINESS WIRE) — EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial, infrastructure, and defense applications, today provided an update on its planned U.S. lithium cell manufacturing facility in Greenville, South Carolina, reflecting a refined strategy under which the plant will be focused on the development and manufacturing of lithium cells for aerospace and defense and specialized industrial applications where a secure U.S.-based supply chain is essential. The updated plan is centered on serving customers where U.S.-based production is a critical requirement and demand is expected to be incremental to the Company’s current business. The facility is intended to support defense requirements for secure, foreign entity of concern (FEOC) compliant lithium-ion cells and strengthen U.S. supply chain resilience.
EnerSys has been awarded a revised grant from the U.S. Department of Energy (DOE) of approximately $150 million, subject to final documentation and customary conditions. The Company currently estimates the total net investment for the facility to be approximately $500 million. As shared previously, EnerSys has also been awarded a comprehensive incentive package through South Carolina and Greenville County valued at approximately $200 million, which includes a combination of short-term and long-term incentives. Under the updated plan, EnerSys expects the facility to have an initial production capacity of approximately 1 gigawatt hour, purpose built to meet the specialized requirements of defense applications. EnerSys intends to use federal, state, and local funding, and operating cash flow to support the capital requirements of the factory. EnerSys’ Board of Directors has formally approved the investment and development plan.
“This refined manufacturing strategy builds on EnerSys’ long‑standing role as a trusted supplier of stored energy solutions supporting U.S. defense applications,” said Shawn O'Connell, President and Chief Executive Officer of EnerSys. “By dedicating this facility to defense‑focused lithium cell development and manufacturing, we will further strengthen a secure, resilient, domestically sourced supply chain aligned with evolving U.S. national security requirements. Importantly, this approach allows us to support customers where domestic production is essential, while generating incremental revenue opportunities beyond our internal supply needs. Consistent with our EnerGize strategic framework, this is a disciplined investment that will allow us to support our customers’ needs, aligned with our commitment to deliver long‑term value for shareholders.”
EnerSys first announced plans in 2023 to develop a U.S.‑based lithium cell manufacturing facility as part of its long‑term strategy to expand domestic manufacturing capabilities. Since that time, the Company has worked closely with the DOE to evaluate the optimal scope and strategic focus for the project. The revised approach reflects the specialized requirements associated with defense applications and EnerSys’ commitment to supporting defense‑critical supply chains. Given the facility’s refined defense-focused scope, EnerSys intends to transition away from its technology relationship with Verkor and does not expect Verkor to serve as the project’s technology partner going forward. EnerSys expects to support the project by leveraging a decades-long, established technology partnership within its existing aerospace and defense supply base.
The Company currently anticipates beginning construction in the first half of fiscal year 2028, subject to customary approvals and conditions, with full production expected approximately three years after construction begins.
About EnerSys
EnerSys is a global leader in stored energy solutions helping industrial, infrastructure and defense customers address critical power and operational needs with batteries, chargers and other power equipment. The company delivers integrated solutions that combine energy storage technologies, power electronics, software-enabled intelligence, technical expertise and comprehensive global customer support. EnerSys supports customers across communications networks, data centers, energy infrastructure, material handling, transportation, aerospace and defense — including applications where power continuity is essential. Serving customers in more than 100 countries, EnerSys helps organizations manage energy more reliably, efficiently and intelligently in complex operating environments where uptime, safety and resilience matter. For more information, visit www.enersys.com.
Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this press release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ pre-tax benefit estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to anticipated cost savings, charges and costs and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date hereof, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2026. No undue reliance should be placed on any forward-looking statements.

CONTACT
Lisa Hartman Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com